Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Crown Castle International Corp.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-188801, 333-181715, 333-163843 and 333-212383) of Crown Castle International Corp. of our report dated June 22, 2018, relating to the financial statements and supplemental schedule of the Crown Castle International Corp. 401(k) Plan, which appear in this Form 11-K for the year ended December 31, 2017.

/s/ BDO USA, LLP
Pittsburgh, Pennsylvania
June 22, 2018